As filed with the Securities and Exchange Commission on December 17, 2001
                                                                                                 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Ohio	MERIDIAN BIOSCIENCE, INC. 3471 River Hills Drive CINCINNATI, OHIO 45244	I.R.S. Employer Identification No. 31-0888197

1999 DIRECTORS' STOCK OPTION PLAN

AMENDED AND RESTATED 1996 STOCK OPTION PLAN

Robert E. Coletti, Esq.
Keating, Muething & Klekamp, P.L.L.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-6560
(Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered Common Stock, No par value	Amount To Be Registered(1) 500,000 Shares	Proposed Maximum Offering Price Per Share(2) $5.86	Proposed Maximum Aggregate Offering Price(2) $1,800,000	Amount of Registration Fee(3) $733

(1)

This Registration Statement is filed for up to an additional 500,000 shares issuable upon the exercise of options granted pursuant to the Meridian Bioscience, Inc. Amended and Restated 1996 Stock Option Plan. This Registration Statement does not cover any additional shares issuable upon the exercise of options granted pursuant to the 1999 Directors’ Stock Option Plan.

(2)	Estimated solely for purposes of calculating registration fee.
(3)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on December 11, 2001 at $5.86 per share.

     The contents of Registration No. 333-74825, as filed with the Commission on March 22, 1999, are incorporated herein by reference.

Item 8.      Exhibits*

4.1	Meridian Bioscience, Inc. 1999 Directors' Stock Option Plan (incorporated by reference to Meridian's Definitive Proxy Statement filed with the SEC on December 21, 1998)

4.2	Meridian Bioscience, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Meridian's Definitive Proxy Statement filed with the SEC on December 21, 1998)

5	Opinion of Keating, Muething & Klekamp, P.L.L.

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Keating, Muething & Klekamp, PLL (contained on Exhibit 5).

24	Power of Attorney (contained in the signature page).

*All exhibits are filed herewith unless otherwise indicated.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 14, 2001.

MERIDIAN BIOSCIENCE, INC. By: /s/ William J. Motto William J. Motto Chairman of the Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes William J. Motto and Melissa A. Lueke as attorneys-in-fact to sign on his/her behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

                     Signature

*/s/William J. Motto
William J. Motto

*/s/John A. Kraeutler
John A. Kraeutler

*/s/Melissa A. Lueke
Melissa A. Lueke

*/s/James A. Buzard
James A. Buzard

*/s/Gary P. Kreider
Gary P. Kreider

*/s/David C. Phillips
David C. Phillips

*/s/Robert J. Ready
Robert J. Ready

                     Capacity

Chairman of the Board
and Chief Executive Officer
(Principal Executive Officer)

President, Chief Operating
Officer and Director

Vice President, Secretary and
Chief Financial Officer
(Principal Financial Officer
and Principal Accounting
Officer

Director

Director

Director

Director

Date December 14, 2001 December 14, 2001 December 14, 2001 December 14, 2001 December 14, 2001 December 14, 2001 December 14, 2001